For period ending December 31, 2007     Exhibit 77D

File number 811-06637       77Q1

UBS Absolute Return Bond Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in other open-end investment companies advised by the Advisor to gain exposure to the global loan market.

Prospectus language recently filed with the SEC is as follows:
The Fund may invest in other open-end investment companies advised by the Advisor to gain exposure to the emerging markets securitized mortgage, global loan and high yield asset classes, as well as other asset classes permitted for investment by the Fund.  The Fund does not pay fees in connection with its investment in the investment companies advised by the Advisor, but may pay expenses associated with such investments.

For period ending December 31, 2007     Exhibit 77D

File number 811-06637       77Q1

UBS Dynamic Alpha Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in other open-end investment companies advised by the Advisor to gain exposure to the global loan markets.

Prospectus language recently filed with the SEC is as follows:

The Fund may invest in other open-end investment companies advised by the Advisor to gain exposure to the global loan asset classes, as well as various other asset classes permitted for investment by the Fund.  The Fund does not pay fees in connection with its investment in the investment companies advised by the Advisor, but may pay expenses associated with such investments.

For period ending December 31, 2007     Exhibit 77D

File number 811-06637       77Q1

UBS Global Allocation Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in other investment companies advised by the Advisor to gain exposure to the global loan markets.

Prospectus language recently filed with the SEC is as follows:

Investments in fixed income securities may include, but are not limited to, debt securities of governments throughout the world (including the United States), their agencies and instrumentalities, debt securities of corporations, mortgage-backed securities and asset-backed securities.  Investments in equity securities may include, but are not limited to, common stock and preferred stock.  The Fund may invest in other open-end investment companies advised by the Advisor to gain exposure to the emerging markets, global loan and high yield asset classes, as well as various other asset classes permitted for investment by the Fund.  The Fund does not pay fees in connection with its investment in the investment companies advised by the Advisor, but may pay expenses associated with such investments.

For period ending December 31, 2007     Exhibit 77D

File number 811-06637       77Q1

UBS Global Bond Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in other open-end investment companies advised by the Advisor to gain exposure to the global loan markets.

Prospectus language recently filed with the SEC is as follows:

The Fund may invest in other open-end investment companies advised by the Advisor to gain exposure to the emerging markets debt, global loan and high yield asset classes, as well as other asset classes permitted for investment by the Fund.  The Fund does not pay fees in connection with its investment in the investment companies advised by the Advisor, but may pay expenses associated with such investments.

For period ending December 31, 2007     Exhibit 77D

File number 811-06637       77Q1

UBS US Bond Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in other open-end investment companies advised by the Advisor to gain exposure to the global loan markets.

Prospectus language recently filed with the SEC is as follows:

The Fund may invest in other open-end investment companies advised by the Advisor to gain exposure to the emerging markets debt, global loan and high yield asset classes, as well as other asset classes permitted for investment by the Fund.  The Fund does not pay fees in connection with its investment in the investment companies advised by the Advisor, but may pay expenses associated with such investments.

For period ending December 31, 2007     Exhibit 77D

File number 811-06637       77Q1

UBS Global Frontier Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan markets.

Prospectus language recently filed with the SEC is as follows:

The Fund may invest all or a portion of its assets in Underlying Funds to gain exposure to various asset classes.  For instance, the Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund series of UBS Relationship Funds to gain exposure to the global loan market.  The Funds does not pay fees in connection with its investments in the Underlying Funds, but may pay expenses associated with such investments.

For period ending December 31, 2007     Exhibit 77D

File number 811-06637       77Q1

UBS High Yield Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest up to 20% of the Fund's net assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan markets..

Prospectus language recently filed with the SEC is as follows:

In addition, the Fund may, but is not required to, invest up to 20% of its net assets in the UBS Opportunistic Loan Relationship Fund series of UBS Relationship Funds (the "Loan Fund") to gain exposure to the global loan market to the extent permitted by an exemptive order received by the Fund.  The Fund does not pay fees in connection with its investment in the Loan fund, but may pay expenses associated with such investments.  The Loan Fund invests primarily in loan assignments, loan participations and other investments that provide exposure to loans, which may be US dollar or non-US dollar denominated and may have all types of interest rate payment and reset terms, including floating, variable and fixed rate.  These investments may be of any credit quality, but are generally below investment grade.  In addition, the Fund's investment shares of the Loan Fund provides the Fund with exposure to senior secured, senior unsecured, subordinated and junior loan assignments and participations, as well as to other instruments that provide exposure to loans.